UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2004

KLA-Tencor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

160 Rio Robles
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     On October 18, 2004, as a result of the Omnibus Stock Plan being approved at the Annual Meeting of Stockholders, the Compensation Committee of the Board of Directors of KLA-Tencor Corporation (the “Company”) granted Ken Schroeder, the Company’s President, Chief Executive Officer and Director, 100,000 shares of restricted stock of the Company. The entire grant will become exercisable on the later of July 1, 2007 or one year after Mr. Schroeder’s retirement from the position of Chief Executive Officer. All vesting is subject to Mr. Schroeder continuing to render services to the Company through the vesting date.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION a Delaware corporation
	By:	/s/ Stuart Nichols
Stuart Nichols
Date: October 19, 2004		Vice President, General Counsel